Brian Smith
ESI
503-672-5760
smithb@esi.com
ESI Announces Fourth Quarter Fiscal 2016 Results

PORTLAND, Ore. – May 10, 2016 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2016 fourth quarter and year ended April 2, 2016. The fourth quarter comprised thirteen weeks, compared to fourteen weeks in the prior quarter and thirteen weeks in the year-ago quarter. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, and other items.
Fourth quarter revenue was $51.5 million, compared to $43.3 million in the third quarter of 2016 and $37.6 million in the fourth quarter of last fiscal year. GAAP net income was $2.0 million or $0.06 per diluted share. Non-GAAP net income was $3.4 million or $0.11 per diluted share.
“Revenue grew 19% sequentially and 37% over the same quarter last year,” stated Ed Grady, president and CEO of ESI. “Revenue growth combined with diligent expense management led to a quarter of solid profitability. Further, we continued to advance our strategy by introducing Garnet™, a new large format micromachining platform, and receiving commitments for placement of our new nViant™ system at multiple customers."
Bookings in the fourth quarter were $55.6 million, compared to $52.6 million in the prior quarter and $40.0 million last year. Grady continued, “Our GemStone™ flex via drilling system continues to win in the market, as we received our highest bookings to date. This more than offset low micromachining demand based on timing of project design wins and lower service contract bookings.”
On a GAAP basis gross margin was 41.1%, compared with 40.9% in the third quarter. Operating expenses were $20.1 million, down from $22.2 million in the prior quarter. Operating income was $1.1 million, up from a loss of $4.5 million in the third quarter.
On a non-GAAP basis gross margin was 42.7% compared to 44.9% in the prior quarter. Non-GAAP operating expenses decreased slightly to $18.7 million from $19.0 million last quarter. Non-GAAP operating income was $3.3 million, or 6.4% of sales, compared to $0.5 million in the third quarter.
Full Year Fiscal 2016 Results
Fiscal 2016 revenue was $184 million, up 16% compared to $159 million in fiscal 2015. On a GAAP basis, fiscal 2016 net loss was $12.3 million or $0.39 per share, compared to net loss of $43.8 million or $1.43 per share in the prior year. On a non-GAAP basis, net loss was $1.7 million or $0.05 per share, compared to net loss of $23.4 million or $0.76 per share in 2015. Grady continued, "We began to see the impact of our turnaround strategy in fiscal 2016 as we grew revenues for the first time in four years, achieved our goal of reaching breakeven during the year, generated positive cash from operations, and advanced our strategy by introducing several new products that we believe will serve as a platform for long-term growth."
Balance Sheet and Cash Flow
At quarter end, total cash and investments were $60 million. The company used $3.3 million of cash in operations during the quarter. For the fiscal year the company generated $4.7 million of operating cash. During the quarter, inventories decreased $0.4 million, and trade receivables increased by $5.7 million.
First Quarter 2017 Outlook
Based on current market conditions, revenues for the first quarter of fiscal 2017 are expected to be between $48 and $53 million. Non-GAAP earnings per diluted share is expected to be $0.04 to $0.09.
Grady concluded, "This quarter we continued to make progress on expanding our technology and product portfolio and growing our served market. For fiscal 2017 our focus is on driving the adoption of our new products and penetrating new markets and customers.  We are starting the year with strong backlog and exciting new products, and we believe our long term growth strategy is on track. However, our quarterly results are not expected to be linear as slowing economic and market growth, capacity utilization, and timing of new product adoption may impact our results quarter to quarter over the next year."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 79476157. A live audio webcast can be accessed at www.esi.com. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring, inventory write-down and other items. We believe that this presentation of non-GAAP financial measures allows investors to assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the micro-machining industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, products, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global and regional economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that we do not successfully integrate Topwin Optoelectronics; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

ESI Announces Fourth Quarter and Fiscal 2016 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2016 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Fiscal year ended
	Apr 2, 2016	Jan 2, 2016	Mar 28, 2015	Apr 2, 2016	Mar 28, 2015
Net sales:
Systems	44,043	31,282	26,156	142,957	111,603
Service	7,443	12,060	11,415	41,434	47,515
Total Net Sales	51,486	43,342	37,571	184,391	159,118
Cost of sales:
Systems	25,247	20,292	18,488	89,169	78,195
Service	5,055	5,329	6,168	22,519	26,242
Total cost of sales	30,302	25,621	24,656	111,688	104,437
Gross profit	21,184	17,721	12,915	72,703	54,681
	41.1%	40.9%	34.4%	39.4%	34.4%
Operating expenses:
Selling, service and administration	12,134	12,468	12,451	49,753	48,525
Research, development and engineering	7,694	7,778	9,214	32,400	35,166
Restructuring costs	227	1,944	2,069	2,824	2,069
Acquisition and integration costs	—	—	465	194	776
Impairment of goodwill	—	—	7,889	—	7,889
Net operating expenses	20,055	22,190	32,088	85,171	94,425
Operating income (loss)	1,129	(4,469)	(19,173)	(12,468)	(39,744)
Non-operating income (expense):
Loss and other-than-temporary impairment of cost method investment	—	—	(4,263)	—	(4,263)
Interest and other income, net	127	67	564	195	430
Total non-operating income (expense)	127	67	(3,699)	195	(3,833)
Income (loss) before income taxes	1,256	(4,402)	(22,872)	(12,273)	(43,577)
(Benefit from) provision for income taxes	(697)	184	69	(16)	234
Net income (loss)	$1,953	$(4,586)	$(22,941)	$(12,257)	$(43,811)
Net income (loss) per share—basic	$0.06	$(0.15)	$(0.75)	$(0.39)	$(1.43)
Net income (loss) per share—diluted	$0.06	$(0.15)	$(0.75)	$(0.39)	$(1.43)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2016 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2016 Results
(Amounts in thousands)
(Unaudited)

Financial Position as of:
	Apr 2, 2016	Jan 2, 2016	Mar 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$42,413	$42,071	$50,994
Short-term investments	15,252	20,771	6,612
Trade receivables, net	42,770	37,012	42,295
Inventories	60,470	60,881	56,637
Shipped systems pending acceptance	1,181	1,470	2,516
Deferred income taxes, net	—	134	178
Other current assets	5,340	4,371	6,090
Total current assets	167,426	166,710	165,322
Non-current assets:
Property, plant and equipment, net	24,543	23,507	25,858
Non-current deferred income taxes, net	914	98	174
Goodwill	7,445	7,445	7,717
Acquired intangible assets, net	7,146	7,909	8,958
Other assets	12,626	11,064	13,211
Total assets	$220,100	$216,733	$221,240
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,061	$16,344	$9,514
Accrued liabilities	18,334	20,980	18,666
Deferred income tax liability, net	—	174	173
Deferred revenue	6,373	7,708	12,376
Total current liabilities	40,768	45,206	40,729
Non-current liabilities:
Income taxes payable	1,266	1,384	1,176
Deferred income tax liability, net	234	232	443
Other liabilities	7,801	3,166	1,571
Total liabilities	50,069	49,988	43,919
Shareholders’ equity:
Preferred and common stock	195,024	193,547	189,134
(Accumulated deficit) retained earnings	(23,998)	(25,950)	(11,741)
Accumulated other comprehensive (loss) income	(995)	(852)	(72)
Total shareholders’ equity	170,031	166,745	177,321
Total liabilities and shareholders’ equity	$220,100	$216,733	$221,240
End of period shares outstanding	31,613	31,537	30,704

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2016 Results

Electro Scientific Industries, Inc.
Analysis of Fourth Quarter and Fiscal 2016 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Apr 2, 2016	Jan 2, 2016	Mar 28, 2015	Apr 2, 2016	Mar 28, 2015
Sales detail:
Component Processing
Interconnect Products (IP)	$29,152	$22,824	$18,382	$94,121	$66,913
Component Products (CP)	5,609	3,303	5,113	19,901	19,099
Semiconductor Products (SP)	8,974	11,384	6,617	38,262	38,586
Total Component Processing	$43,735	$37,511	$30,112	$152,284	$124,598
Micromachining
Micromachining Products (MP)	7,751	5,831	7,459	32,107	34,520
Net Sales	$51,486	$43,342	$37,571	$184,391	$159,118

Gross margin %	41.1%	40.9%	34.4%	39.4%	34.4%
Selling, service and administration expense %	24%	29%	33%	27%	30%
Research, development and engineering expense %	15%	18%	25%	18%	22%
Operating income/(loss) %	2%	(10%)	(51%)	(7%)	(25%)
Effective tax rate %	(55.5%)	(4%)	—%	0.1%	(0.5%)
Weighted average shares outstanding - basic	31,580	31,495	30,923	31,411	30,611
Weighted average shares outstanding - diluted	32,393	31,713	30,923	31,411	30,611
End of period employees	651	647	695	651	695

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2016 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2016 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Fiscal year ended
	Apr 2, 2016	Jan 2, 2016	Mar 28, 2015	Apr 2, 2016		Mar 28, 2015
Gross profit per GAAP	$21,184	$17,721	$12,915	$72,703		$54,681
Purchase accounting	278	271	298	1,140		1,134
Equity compensation	99	103	112	445		586
Charges for inventory write-off of discontinued product	—	1,356	952	1,356		952
Charges for intangible write-off of discontinued product	435	—	—	435		—
Non-GAAP gross profit	$21,996	$19,451	$14,277	$76,079		$57,353
Non-GAAP gross margin	42.7%	44.9%	38.0%	41.3%		36.0%

Operating expenses per GAAP	$20,055	$22,190	$32,088	$85,171		$94,425
Purchase accounting	(262)	(264)	(90)	(1,229)		(360)
Equity compensation	(882)	(1,020)	(946)	(3,787)		(3,874)
Acquisition and integration costs	—	—	(465)	(194)		(776)
Restructuring costs	(227)	(1,944)	(2,069)	(2,824)		(2,069)
Impairment of goodwill	—	—	(7,889)	—		(7,889)
Non-GAAP operating expenses	$18,684	$18,962	$20,629	$77,137		$79,457
% of Net sales	36%	44%	55%	42%		50%

Operating income (loss) per GAAP	$1,129	$(4,469)	$(19,173)	$(12,468)		$(39,744)
Non-GAAP adjustments to gross profit	812	1,730	1,362	3,376		2,672
Non-GAAP adjustments to operating expenses	1,371	3,228	11,459	8,034		14,968
Non-GAAP operating income (loss)	$3,312	$489	$(6,352)	$(1,058)		$(22,104)
% of Net sales	6%	1%	(17%)	(1%)		(14%)

Non-operating income (expense), net per GAAP	$127	$67	$(3,699)	$195		$(3,833)
Loss and other-than-temporary impairment of cost method investments	—	—	4,263	—	—	4,263
Gain on liquidation of foreign subsidiary	—	—	(597)	—		(597)
Non-GAAP non-operating income (expense)	$127	$67	$(33)	$195		$(167)

Net income (loss) per GAAP	$1,953	$(4,586)	$(22,941)	$(12,257)		$(43,811)
Non-GAAP adjustments to gross profit	812	1,730	1,362	3,376		2,672
Non-GAAP adjustments to operating expenses	1,371	3,228	11,459	8,034		14,968
Non-GAAP adjustments to non-operating expense	—	—	3,666	—		3,666
Income tax effect of other non-GAAP adjustments	(731)	26	(83)	(857)		(913)
Non-GAAP net income (loss)	$3,405	$398	$(6,537)	$(1,704)		$(23,418)
% of Net sales	7%	1%	(17%)	(1%)		(15%)
Basic Non-GAAP net income (loss) per share	$0.11	$0.01	$(0.21)	$(0.05)		$(0.76)
Diluted Non-GAAP net income (loss) per share	$0.11	$0.01	$(0.21)	$(0.05)		$(0.76)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2016 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2016 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Fiscal year ended
	Apr 2, 2016	Jan 2, 2016	Mar 28, 2015	Apr 2, 2016	Mar 28, 2015
Net income (loss)	$1,953	$(4,586)	$(22,941)	$(12,257)	$(43,811)
Non-cash adjustments and changes in operating activities	(5,249)	8,089	11,969	16,959	16,318
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(3,296)	3,503	(10,972)	4,702	(27,493)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	3,217	(5,234)	(8,213)	(13,812)	20,207
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	313	277	456	724	(8,709)
Effect of exchange rate changes on cash	108	(117)	(343)	(195)	(1,472)
NET CHANGE IN CASH AND CASH EQUIVALENTS	342	(1,571)	(19,072)	(8,581)	(17,467)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	42,071	43,642	70,066	50,994	68,461
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$42,413	$42,071	$50,994	$42,413	$50,994

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2016 Results

Reconciliation of GAAP to Non-GAAP Financial Measures - Projected	Fiscal quarter ending Jul 2, 2016

Non-GAAP diluted earnings per share	$ 0.04 - $0.09
Purchase accounting	(0.02)
Equity compensation	(0.04)
Other items	—
GAAP diluted EPS	$(0.02) - $0.03

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com